                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

                                 132 Penn Avenue
                                Telford, PA 18969

                                November 14, 2002

     Re:  Environmental  Solutions  Worldwide,  Inc.  ("ESW"  or the  "Company")
          private placement  offering (the "Placement") of shares (the "Shares")
          of ESW's Common Stock and warrants (the  "Warrants")  exercisable  for shares of ESW's Common Stock (the  "Warrant  Shares" and together with the Shares and the Warrants, a "Unit")

Dear Subscriber:

     We wish to welcome you (the  "Subscriber") as a Unit holder of our Company.
The purpose of this letter (the "Letter") is to provide an enhanced  explanation of the terms and conditions of your  subscription of Units. None of the material terms  of  your  purchase  of  Units  have  changed  or been  affected.  In some instances, the within representations, warranties and covenants will augment and be an elaboration to the private  placement term sheet  contained in the Private
Placement  Memorandum,  as amended and/or  supplemented (the "Private  Placement
Memorandum"),  and your subscription  Agreement (the  "Subscription  Agreement")
with the Company.

     We are pleased to further  advise that in addition to the added  provisions contained  herein,  four affiliated note holders that aggregate  $480,000 (Bengt
Odner and Robert Marino,  directors of the Company, Duane Gulick a consultant to the Company  and  myself)  have  determined  to exchange  our notes for Units in support of the Company and its future prospects.

     Supplementing our placement materials and the Subscription  Agreement,  the
Company makes the following additional representations, warranties and covenants to each Subscriber:

     1.   Since  December  31.,  2001 and  except as  described  in the  Private
          Placement  Memorandum or the Company's filings with the Securities and
          Exchange Commission (the "SEC") (such filings, the "SEC Reports"): (i)
          the  Company  and its  subsidiaries  have not  incurred  any  material liabilities or obligations,  indirect, or contingent,  or entered into any material oral or written  agreement or other  transaction which is not in the ordinary  course of business or which could  reasonably  be expected to result in a material  reduction in the future  earnings or prospects  of the  Company  and  its  subsidiaries;  (ii)  each of the
          Company and its  subsidiaries  have not sustained any material loss or interference  with its  businesses  or  properties  from fire,  flood, windstorm,  accident or other calamity not covered by insurance; (iii)
          except as described  in the Private  Placement  Memorandum  or the SEC
          Reports,  the Company and its  subsidiaries  have not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its  subsidiaries  is in default in
          the  payment  of  principal  or  interest  on  any  outstanding   debt
          obligations;  (iv) there has not been any change in the capital  stock of the Company or any of its  subsidiaries  other than the sale of the
          Units  hereunder,  shares or options  issued  pursuant to stock option plans or purchase plans  approved by the Company's  Board of Directors and  repurchases  of shares or options  pursuant to  repurchase  plans already approved by the Company's Board of Directors,  or indebtedness material to the Company or any of its subsidiaries  (other than in the ordinary  course  of  business);  and (v) there has not been any other event or change that would have,  individually or in the aggregate,  a material  adverse  effect on the condition  (financial or  otherwise), earnings, properties business or prospects or results of operations of the Company (a "Material Adverse Effect").

     2.   All information set forth in the Private Placement  Memorandum is true and correct in all material  respects  and,  taken  together with this
          Letter,  the  Company  has not  omitted  to state  any  material  fact necessary in order to make the statements  made herein or therein,  in light of the circumstances under which they were made, not misleading.
          No event or  circumstance,  including claim or litigation  proceeding, whether actual or  threatened,  has occurred or exists with respect to the Company or its business or properties or financial condition which has not been publicly disclosed or which has not been disclosed to the
          Subscriber.

     3.   The consolidated  financial  statements of the Company and the related notes contained in the SEC Reports present fairly,  in accordance with generally accepted accounting  principles,  the consolidated financial position  of  the  Company  and  its  subsidiaries  as  of  the  dates indicated,  and the  results of their  operations,  cash flows and the changes in  shareholders'  equity for the periods  therein  specified, subject,  in the case of unaudited  financial  statements  for interim periods,  to normal  year-end  audit  adjustments.  Such  consolidated financial statements  (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent  basis throughout the periods therein  specified,  except that  unaudited  financial  statements  may not contain all  footnotes required by generally accepted accounting principles.  The Company has fully complied with the Sarbanes-Oxley Act of 2002.

     4.   Neither the Company nor any of its subsidiaries has taken, directly or indirectly  any action which was designed to or which has  constituted
          or  which  might   reasonably  be  expected  to  cause  or  result  in
          stabilization  or  manipulation  of the price of any  security  of the
          Company to facilitate the sale or resale of the Units, the Shares, the
          Warrant and the Warrant Shares.

     5.   The  Company  has taken no action that would give rise to any claim by any  person  for  brokerage  commissions,  finders'  fees  or  similar payments by  Subscriber  relating  to this  Letter,  the  Subscription
          Agreement or the transactions contemplated hereby or thereby.

     6.   The Company is a corporation duly organized,  validly existing, and in good standing  under the laws of the State of Florida and is qualified to transact  business and is in good standing as a foreign  company in every jurisdiction in which its ownership,  leasing, licensing, or use of  property  or assets or the  conduct  of its  business  makes  such qualification  necessary,  except  in  such  jurisdictions  where  the failure  to be so  qualified  or in good  standing  would  not  have a
          Material  Adverse  Effect.  The  Company  has all  required  power and authority  to own its  property  and to carry on its  business  as now conducted and proposed to be conducted.

     7.   The Company has all requisite power and authority to execute, deliver, and perform the representations  contained in this Letter and to issue the Units to the Subscriber.  All necessary  corporate  proceedings of the  Company  have been duly taken to  authorize  the  execution,  and delivery, of this Letter and to authorize the issuance and sale of the
          Units. This Letter has been duly authorized,  executed,  and delivered by the Company.

     8.   Except as to filings  which may be  required  under  applicable  state securities regulations,  no consent,  authorization,  approval, order, license,  certificate,  or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other  tribunal is required by the Company in  connection with the transactions  contemplated hereby. No consent of any party to any contract,  agreement,  instrument, lease, license, arrangement, or understanding  to which the Company is a party, or by which any of its properties  or  assets  is  bound,  is  required  for  the  execution, delivery,  or  performance  by  the  Company  of  the  representations contained in this Letter and the execution,  delivery, and performance of this Letter by the Company will not violate, result in a breach of, conflict  with,  or entitle any party to  terminate  or call a default under  any  such  contract,  agreement,  instrument,  lease,  license, arrangement, or understanding, or violate or result in a breach of any term  of  the  Certificate  of  Incorporation  or the  By-laws  of the
          Company, or violate,  result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its  operations,  business,  properties,  or assets is subject.

     9.   Neither the nature of the  business of the Company nor the  execution, delivery or performance of  representations  under this Letter, or any related  documents  by  the  Company,  nor  the  compliance  with  its obligation  hereunder  or there  under,  nor the  consummation  of the transactions  contemplated hereby, nor the issuance,  sale or delivery of the Shares, and upon exercise of the Warrants,  the Warrant Shares, will:

     (i)  Violate or conflict with any  provisions of the Company's  Certificate of Incorporation or By-laws;

     (ii) Violate  or  conflict  with any  applicable  laws,  except  where such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (iii)Violate,  be in conflict  with,  or constitute a breach or default (or any event  which,  with the  passage of time or notice or both,  would become a default under),  or permit the termination of, or require the consent  of any  person or entity  under,  result in the  creation  or imposition of any lien or other  encumbrance  upon any property of the
          Company under,  result in the loss by the Company or  modification  in any manner  adverse to the Company of any right or benefit  under,  or give  to  any  other  person  or  entity  any  right  of  termination, amendment,  acceleration,  repurchase or repayment, increased payments or  cancellation  under,  any  mortgage  indenture,  note,  debenture, agreement,  lease, license,  permit,  franchise or other instrument or obligation,  whether  written or oral, to which the Company is a party or by which their  properties may be bound or affected except as would not, individually or in the aggregate,  reasonable be expected to have a Material Adverse Effect; or

     (iv) The Company is not in default under the  Certificate of  Incorporation or the By-laws of the Company or any  applicable  judgments or orders, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     10.  Subject  in  part  to the  truth  and  accuracy  of  the  Subscriber's representations  set forth in the Subscription  Agreement,  the offer, sale and  issuance  of the Units as  contemplated  by this  Letter are exempt  from the  registration  of any  applicable  state and  federal securities  laws,  and neither the  Company nor any  authorized  agent acting on its behalf will take any action  hereafter  that would cause the loss of such exemption.  The foregoing representation applies only to federal  and state  laws.  The Company  expresses  no opinion  with respect to foreign law.

     11.  To the Company's knowledge, the Company owns, or has the right to use, all patents,  trademarks,  service  marks,  trade  names,  copyrights, licenses,  trade secrets or other proprietary  rights necessary to its business as now conducted without  conflicting with or infringing upon the right or claimed  right of any person under or with respect to any of the foregoing.  Except for hardware and software  licenses  entered into in the ordinary  course of business,  the Company is not bound by or a party to any  options,  licenses or  agreements  of any kind with
          respect  to  patents,   trademarks,   service   marks,   trade  names,
          copyrights, licenses, trade secrets or other proprietary rights of any
          other   person  or  entity.   The   Company  has  not   received   any
          communications  alleging  that the Company has  violated  the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any  violation  by a third party of any of the  Company's patents,  trade marks, service marks, trade names,  copyrights,  trade secrets or other proprietary rights.

     12.  To  the  best  of  the  Company's  directors  and  executive  officers knowledge and except as stated in the Private Placement Memorandum and
          Risk Factors annexed hereto, there is no action,  suit,  proceeding or investigation pending or threatened in writing, against the Company or any of its  officers,  which,  either  in any  single  case  or in the aggregate,  would  result  in any  Material  Adverse  Effect or in any material impairment of the right or ability of the Company to carry on its business as now  conducted or as proposed to be  conducted,  or in any  material  liability  on the part of the  Company,  and none which questions the validity of this Letter.  Except as set forth in the SEC
          Reports, no director, officer or affiliate of the Company or a related party thereto is a party to any material  transaction,  arrangement or agreement with the Company with the exception of (i) an action pending in the United  States  District  Court for the  District  of  Columbia
          titled Securities and Exchange  Commission v. Environmental  Solutions
          Worldwide,  Inc et al. and (ii) an action pending in the United States
          District Court for the Eastern District of Pennsylvania  titled Robert
          Vivac qua et al v. Environmental Solutions Worldwide,  Inc.. (See Form
          10 KSB and lOQSB Legal  proceedings and Private  Placement  Memorandum and Risk Factors).  The Company is not a party or subject to any writ, order,  decree or  judgment,  except a  possible  final  judgment  and injunction  by the  Securities  and  Exchange  Commission  against the
          Company, a director and former officers and or directors.  There is no
          such  action,  suit,   proceeding  or  investigation  by  the  Company
          currently pending or which the Company intends to initiate.

     13.  Notwithstanding  the foregoing,  the Company's  newly  appointed Chief
          Executive Officer and Chairman has lent the Company $204,000 which has been converted into Units with the initial  closing of the sale of the
          Units.

     14.  Notwithstanding the foregoing, a director of the Company has converted
          $200,000 due to him by the Company into Units with the initial closing of the sale of the Units.

     15.  Notwithstanding  the  foregoing,  a  director  of  the  Company  and a consultant  to the Company have  converted  $35,000 and $45,000 due to them by the Company  respectively  into Units in the current  (second)
          closing of the sale of Units.

     16.  All  information  relating to or  concerning  the Company set forth in
          this  Letter,  the  Subscription  Agreement,   the  Private  Placement
          Memorandum and the SEC Reports,  taken as a whole, is true and correct in all material  respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     17.  Neither the Company nor any director,  officer, agent, or other person acting on  behalf  of the  Company  has,  in the  course of his or its actions for or on behalf of the Company  violated any provision of the
          United States Foreign Corrupt Practices Act of 1977, as amended or the regulations there under.

     18.  All of the  issued  and  outstanding  shares of  capital  stock of the
          Company and each of its subsidiaries have been duly authorized and are validly  issued,  fully paid and  non-assessable.  The Shares are duly authorized and reserved for issuance, and, upon issuance in accordance
          with  the  terms  hereof,   will  be  validly   issued,   fully  paid,
          non-assessable  and  free  and  clear  from  all  liens,   claims  and
          encumbrances,  will not be subject to any  preemptive  rights or other similar rights of  shareholders of the Company and the Subscriber will acquire good and marketable title to the Shares, free and clear of all liens,  claims and  encumbrances.  The holders of the Shares will not, upon issuance,  be subject to personal  liability to contribute to the assets or  liabilities  of the Company in their capacity as holders of such shares. No personal  liability attaches to the registered holders of the  Common  Stock by  reason  of their  being  registered  holders thereof.  The Board of  Directors  of the  Company  has  approved  the issuance of Shares  pursuant  to the terms  hereof.  Upon  issue,  the
          Subscriber  will acquire good and  marketable  title to the  Warrants, free and clear of all liens,  claims  and  encumbrances.  The  Warrant
          Shares are duly authorized and reserved for issuance. Upon exercise of the  Warrants,  in whole  or,  from  time to time,  in part,  and upon payment of the exercise price  therefor,  in accordance with the terms of the Warrants, the Subscriber will acquire good and marketable title to the  Warrant  Shares,  free and clear  from all  liens,  claims and encumbrances,  will not be subject to any  preemptive  rights or other similar rights of  shareholders  of the Company and the Warrant Shares will be validly issued,  fully paid and  non-assessable.  The Board of
          Directors of the Company has approved the issuance of the Warrants and the Warrant Shares pursuant to the terms hereof.

     19.  The Company will cooperate with Subscriber and Subscriber's counsel in connection with the  registration  and  qualification of the Units for sale and the  determination of their  eligibility for investment under the laws of such  states  in the  United  States as  Subscriber  shall designate and shall continue such  qualifications in effect so long as required for the resale of the Shares,  the Warrant and/or the Warrant
          Shares, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

     20.  The  Company  shall use all of the net  proceeds  from the sale of all
          Units for general corporate  purposes.  Notwithstanding the foregoing, up to $80,000 of the net proceeds from the first closing has been used for  repayment of a short-term  loan made by a director and  executive officer to the Company.

     21.  So long as the Subscriber (and its permitted  transferees and assigns)
          remain a  registered  owner of any of the  Units,  the  Company  shall timely file all reports  required to be filed with the SEC pursuant to the Securities  Exchange Act, as amended (the "Exchange  Act") and the
          Company shall not  terminate its status as an issuer  required to file reports  under the  Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     22.  The Company is simultaneously,  with the execution of the Subscription
          Agreements  and  delivery of this  Letter,  entering  into one or more subscription  agreements  with other  purchasers  of Units (the "Other
          Purchasers")  and  -----------------  delivering  other letters to the
          Other Purchasers,  in each case, with substantially the same terms and conditions as this Letter and the Subscription Agreement; and no Other
          Purchaser  is  subscribing  for any  securities  of the Company on the
          Closing Date (as hereinafter defined) with terms and conditions (other than the purchase price per Unit which shall be no less than $. 17 per
          Unit and the exercise price of the Warrants which shall be exactly the same)  substantially  different  from the terms and conditions of this
          Letter and the Subscription Agreement.

     23.  Subscriber has or will have received a certificate,  dated the closing date of the  transactions  contemplated by the Placement (the "Closing
          Date"),  of  the  President  or any  Vice  President  and a  principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable  investigation,  shall state that (i) that the  representations and warranties of the Company set  forth  herein  and in the  Subscription  Agreement  are  true and correct as of the date hereof for those representations and warranties that  already are  qualified  by a  materiality  standard and true and correct in all  material  respects as of the date of the  Subscription
          Agreement for those  representations  and  warranties  that are not so qualified  and (ii) that the  Company  has  complied  in all  material respects with all  agreements and satisfied all conditions on its part to be  performed  or  satisfied  hereunder  at or prior to the closing date.

     24.  On the Closing Date,  the Company shall have performed in all material respects all agreements which this Letter, the Subscription Agreement, the Registration Rights Letter and the Escrow Agreement provides shall be  performed  on or before the  Closing  Date  (except  as  otherwise consented to in writing by Subscriber).

     25.  On the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Letter, the Registration  Rights Letter, the Escrow Agreement and
          the  Subscription  Agreement which would constitute a Material Adverse
          Effect.

     26.  On the  Closing  Date,  no order,  judgment  or  decree of any  court,
          arbitrator  or   governmental   authority  shall  enjoin  or  restrain
          Subscriber from purchasing the Units or consummating  the transactions contemplated  by this Letter,  the  Registration  Rights  Letter,  the
          Subscription Agreement and the Escrow Agreement and there shall not be existing,  or to the knowledge of the Company threatened,  any action, suit, proceeding, governmental investigation or arbitration against or
          affecting  the  Company  or  any  of  its  subsidiaries   which  would
          reasonably be expected to result in such an order, judgment or decree.

     27.  If within six months from the Closing Date the Company  enters into or closes another  financing or other  transaction  (which for securities law purposes would be integrable with the offer and sale of the Units)
          on terms and conditions more favorable to another  purchaser than this
          Letter,  the  Subscription  Agreement,  the Warrant  Agreement and the
          Registration  Rights Letter (in each case,  such  determination  to be made  by the  Subscriber),  then  the  terms  and  conditions  of this offering of Units  shall be  adjusted  to reflect  the more  favorable terms to such purchaser (including the issuance of additional Units or other  securities  of the  Company if the  purchase  price per Unit or similar  security is less than $. 17 per Unit).  The  foregoing  shall apply to successive financings or successive other transactions within six months of the Closing Date.

     28.  Except as may be required by applicable law or regulation, the Company shall not use,  directly or indirectly,  the Subscriber's  name or the name  of any of its  affiliates  in any  advertisement,  announcement, press  release or other similar  communication  unless it has received the prior  written  consent of the  Subscriber  for the  specific  use contemplated or as otherwise required by applicable law or regulation.

     29.  Any  notice or other  communication  given  hereunder  shall be deemed sufficient  if in writing and sent by  registered  or certified  mail, return receipt requested, or delivered by hand against written receipt therefor,  addressed  to the Company at its office,  132 Penn  Avenue,
          Telford, Pennsylvania, 18969, attn John A. Donohoe, Jr., President and to the  Subscriber  at the address  indicated  on the last page of the
          Subscription Agreement.  Notices shall be deemed to have been given on the date of mailing,  except notices of change of address, which shall be deemed to have been given when received.

     30.  Upon the  execution  and delivery of this letter by the Company,  this letter shall become a binding obligation of the Company enforceable by the Subscriber in accordance with its terms. This Letter shall also be
          binding  upon  and  inure  to  the  benefit  of  the   Company's   and
          Subscriber's respective heirs, legal

     31.  All covenants, agreements,  representations and warranties made by the
          Company and the Subscriber herein,  the Subscription  Agreement and in the certificates for the Shares, the Warrant and, upon exercise of the
          Warrant,   the  Warrant  Shares  delivered  pursuant  hereto  and  the
          Subscription Agreement shall survive the execution of this letter, the
          Subscription  Agreement,  the delivery to the  Subscriber of the Units being purchased and the payment therefor.

     32.  The terms and provisions  hereof shall be construed in accordance with and governed by the laws of the State of New York.

     33.  Subscriber may in its discretion  waive compliance with any conditions set forth herein, whether in respect of the closing date or otherwise.

     34.  By delivery of his Letter,  Section 1.11 of the Subscription Agreement
          shall be deemed to be amended to delete the first sentence thereof.

Should  you have any  questions  concerning  the  foregoing  or the  Company  in general,  please do not hesitate to contact me at any time. Once again I wish to thank you for your interest and support of ESW.

                                                  Sincerely,

                                                  Environmental Solutions Worldwide, Inc.

                                         By:      John A. Donohoe, Jr.
                                                  Chairman, CEO-President